Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.333-255351 and 333-251063) and Form S-1/A (No. 333-255347) of MedAvail Holdings, Inc. of our report dated March 29, 2022 relating to the consolidated financial statements, which appears in this Form 10-K.
/s/PricewaterhouseCoopers LLP
Chartered Professional Accountants, Licensed Public Accountants
Oakville, Canada
March 29, 2022

PricewaterhouseCoopers LLP
PwC Centre, 354 Davis Road, Suite 600, Oakville, Ontario, Canada L6J 0C5
T: +1 905 815 6300, F: +1 905 815 6499, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.